UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2013

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12100 West Center Road

Omaha, Nebraska 68144

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 11, 2013, Gordmans Stores, Inc. (the “Company”) named Michael S. Morand, 55, as the Company’s Executive Vice President and Chief Merchandising Officer.

Mr. Morand has more than 30 years of experience in the retail industry. Mr. Morand joined the Company in 2007, most recently serving as the Company’s Executive Vice President of Planning, Allocation and Analysis since 2008. Prior to joining the Company in 2007, Mr. Morand held senior level positions in merchandising, strategic planning, allocation and marketing for several operating divisions of May Department Stores (now known as Macy’s).

There is no arrangement or understanding pursuant to which Mr. Morand was selected as Executive Vice President and Chief Merchandising Officer and no family relationship exists between Mr. Morand and any director or executive officer of the Company. Since the beginning of the Company’s preceding fiscal year, there have been no related party transactions between the Company and Mr. Morand as described under Item 404(a) of Regulation S-K and none have been proposed.

A copy of the Company’s press release, issued on February 11, 2013, announcing the appointment of Mr. Morand is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated February 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: February 13, 2013	By:	/s/ Michael D. James
		Name:	Michael D. James
		Title:	Vice President, Chief Financial Officer, Treasurer and Assistant Secretary